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                       SECURITIES & EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       SECURITIES EXCHANGE ACT OF 1934

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               Date of Report (Date of earliest event reported):
                               January 18, 2001

                     McCormick & Company, Incorporated
             (Exact name of registrant as specified in its charter)

           Maryland                   0-748               52-0408290
(State of other jurisdiction       (Commission          (IRS Employer
      of incorporation)            File Number)       Identification No.)

          18 Loveton Circle
           Sparks, Maryland                            21152
(Address of principal executive offices)            (Zip Code)

      Registrant's telephone number, including area code: (410) 771-7301

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ITEM 9. REGULATION FD DISCLOSURE

     On January 18, 2001, the Registrant held a conference call to announce its Fourth Quarter fiscal year 2000 results. Due to a number of inquiries following its January 18, 2001 press release, which release was filed today on Form 8-K, and conference call, some additional information is provided herein regarding earnings per share growth in 2001.

The Registrant indicated in the January 18, 2001 conference call that the effective tax rate for fiscal year 2000 was 35.8% and that the effective tax rate for fiscal year 2001 will be below this rate. It was also stated that our objective in 2001 for earnings per share growth was 8-10%.

Questions were received as to what portion of the 8-10% earnings per share growth was due to the tax rate reduction. In response to this question, we are providing some additional guidance.

Operating income including goodwill amortization is estimated to increase by a double-digit percent in 2001. With the higher interest expense related to the August 31, 2000 acquisition of Ducros, income before income taxes is estimated to increase in the 8-10% range.

While the income tax rate is expected to decline in 2001, income from unconsolidated operations has been prudently estimated to be below the superior performance of 2000 with a number of our unconsolidated operations being subject to foreign currency risk.

This additional information is intended to provide a better understanding of the components of the 8-10% objective for earnings per share growth in 2001.

The information included pursuant to this Item 9 shall not be deemed to be incorporated by reference into any filing made by the Registrant pursuant to the Securities Act of 1933.

Forward-Looking Statement:

Certain information contained in this release, including expected trends in net sales and earnings performance, are "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could be materially affected by external factors such as: actions of competitors, customer relationships, fluctuations in the cost and availability of supply chain resources and foreign economic conditions, including currency rate fluctuations. The Registrant undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About McCormick & Company:

     McCormick & Co., Inc is the global leader in the manufacture, marketing and distribution of spices, seasonings and flavors to the entire food industry - to foodservice and food processing businesses as well as to retail outlets. In addition, the packaging group

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manufactures and markets specialty plastic bottles and tubes for personal care and other industries.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          McCORMICK & COMPANY, INCORPORATED

Date: January 18, 2001                    By:  /s/ Christopher J. Kurtzman
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                                               Christopher J. Kurtzman
                                               Vice President & Treasurer